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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM 8-K/A-1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):    March 29, 1996

                           TERRITORIAL RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)

          COLORADO                   0-9617                    84-0821158
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(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)           File Number)             Identification No.)

            450 SAM HOUSTON PARKWAY, #140, HOUSTON, TEXAS    77060
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            (Address of principal executive offices)       (Zip Code)

      Registrant's telephone number, including area code:   (713) 447-3200

               1300 MAIN STREET, SUITE 1850, HOUSTON, TEXAS 77002
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          (Former name or former address, if changed since last report)


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                           TERRITORIAL RESOURCES, INC.
                                  FORM 8-K/A-1

GENERAL EXPLANATION

The purpose of this Report on Form 8-K/A-1 is to amend the contents of Territorial Resources, Inc.'s (the "Company" or the "Registrant") Form 8-K filed on or about April 15, 1996. The Form 8-K previously filed reported the acquisition by the Company on March 29, 1996, of an additional approximately 11% interest in SOCO Tamtsag Mongolia, Inc. ("STMI"), which owns and is the operator of the Contract Area XIX concession in the Tamtsag Basin of Mongolia. The acquisition, as reported in the Form 8-K, was made through an acquisition by the Company of TRI Mongolia, Inc., a privately-held Texas corporation ("TRI"), which became a wholly-owned subsidiary of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.  Not Applicable.

               Audited financial statements of the business acquired are not included in this filing because they are not required under the rules and regulations of the Securities and Exchange Act of 1934, as amended to date. The 109 additional shares of STMI acquired by the Registrant represent a minority, non-controlling interest (approximately 11%) in STMI. STMI's primary asset is its exploratory concessions in the Tamtsag Basin of Mongolia. The Registrant's interest in this activity is an indirect one in which it exercises no meaningful influence (as compared to a direct working interest or other type of interest).

     (b)  Pro forma financial information.

               The balance sheet of the Company at March 31, 1996, includes an increase in the asset line item, "Investment in SOCO Tamtsag Mongolia, Inc." of $1,601,859 for the additional 109 STMI shares. This amount is inclusive of: an accrued liability related to mandatory loan obligations ("Mandatory Loan Obligations"), arising under the agreements to which shareholders of STMI are parties, for these 109 STMI shares of $44,499; an accrued liability of $7,801 for legal costs expended in connection with the acquisition; the payment of $19,361 related to Mandatory Loan Obligations made prior to the end of the fiscal year; and a credit for a $20,000 option premium related to the potential sale of up to 29 STMI shares to Asia Energy Ltd., as reported in the Form 8-K. Prior to the acquisition of the 109 STMI shares, the Company's balance sheet included this same asset line item since it was related to its ownership of 10 STMI shares. The issuance of shares of the Company's common stock in connection with the acquisition of TRI resulted in an increase of $5,450 and $1,544,748 in the Company's common stock and additional paid-in capital accounts, respectively, at March 31, 1996.



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               This acquisition would have had no effect upon the Company's income statement for the fiscal year ended March 31, 1996, had the acquisition been consummated at the beginning of such fiscal year.
          The primary reason for this is that all expenditures related to
          "Investment in SOCO Tamtsag Mongolia, Inc." are capitalized.   These
          expenditures are primarily Mandatory Loan Obligations which, with respect to all 119 STMI shares owned by the Company, have been accrued through the end of the Company's fiscal year. TRI, as the former owner of the 109 STMI shares acquired by the Registrant on March 29, 1996, was not liable for any Mandatory Loan Obligations other than those accruing on and after January 1, 1996. Thus, the Company would not have been liable for Mandatory Loan Obligations even if it had owned the 109 shares prior to January 1, 1996. Notwithstanding the foregoing, the Company expended $7,801 for legal costs described in the preceding paragraph that were capitalized as "Investment in SOCO Tamtsag Mongolia, Inc." at March 31, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TERRITORIAL RESOURCES, INC.

Date:  June 12, 1996               By:/s/Brian A. Lingard
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                                       Brian A. Lingard
                                       President